EXHIBIT 32.2

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Scott Schecter, the Chief Financial Officer and principal financial officer of Corporate Resource Services, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that, to the best of his knowledge:

(i) the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 15, 2011

By: /s/ Scott Schecter
Name: Scott Schecter
Title: Chief Financial Officer
(Principal Financial officer)

The foregoing certification accompanies the Quarterly Report on Form 10-Q pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.